Exhibit (d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

				Classes
	Adviser	I	P2	R6	S	S2	T
Voya Emerging Markets Index Portfolio	N/A	N/A	0.15%	N/A	N/A	N/A	N/A

Initial Term for Class P2 Expires May 1, 2018
Voya Euro STOXX 50® Index Portfolio	0.94%	0.44%	N/A	N/A	N/A	N/A	N/A
Initial Term Expires May 1, 2021
Voya FTSE 100 Index® Portfolio	0.93%	N/A	N/A	N/A	N/A	N/A	N/A
Initial Term Expires May 1, 2021
Voya Global Equity Portfolio	1.34%	0.84%	N/A	N/A	1.09%	1.24%	1.44%
Term Expires May 1, 2021
Voya Hang Seng Index Portfolio	1.05%	N/A	N/A	N/A	0.80%	N/A	N/A
Term Expires May 1, 2020
Voya Index Plus LargeCap Portfolio	1.05%	0.55%	N/A	N/A	0.80%	0.95%	N/A
Term Expires May 1, 2020
Voya Index Plus MidCap Portfolio	1.10%	0.60%	N/A	N/A	0.85%	1.00%	N/A
Initial Term Expires May 1, 2006
Initial Term for Class S2 Expires May 1, 2010
Voya Index Plus SmallCap Portfolio	1.10%	0.60%	N/A	N/A	0.85%	1.00%	N/A
Initial Term Expires May 1, 2006
Initial Term for Class S2 Expires May 1, 2010
Voya International Index Portfolio	1.00%	0.50%	0.15%	N/A	0.75%	0.90%	N/A
Term Expires May 1, 2015
Initial Term for Class P2 Expires May 1, 2018
Voya Japan TOPIX Index® Portfolio	0.95%	N/A	N/A	N/A	N/A	N/A	N/A
Initial Term Expires May 1, 2021

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

				Classes
	Adviser	I	P2	R6	S	S2	T
Voya Russell™ Large Cap Index Portfolio	0.87%	0.37%	N/A	N/A	0.62%	0.77%	N/A
Initial Term Expires May 1, 2009
Initial Term for Class S2 Expires May 1, 2010
Voya Russell™ Mid Cap Growth Index	N/A	0.43%	N/A	N/A	0.68%	0.83%	N/A
Portfolio
Term Expires May 1, 2017
Voya Russell™ Mid Cap Index Portfolio	0.93%	0.43%	0.15%	N/A	0.68%	0.83%	N/A
Initial Term Expires May 1, 2009
Initial Term for Class S2 Expires May 1, 2010
Initial Term for Class P2 Expires May 1, 2018
Voya Russell™ Small Cap Index Portfolio	0.95%	0.45%	0.15%	N/A	0.70%	0.85%	N/A
Initial Term Expires May 1, 2009
Initial Term for Class S2 Expires May 1, 2010
Initial Term for Class P2 Expires May 1, 2018
Voya Small Company Portfolio	1.40%	0.90%	N/A	0.90%	1.15%	N/A	N/A
Term Expires May 1, 2021
Voya U.S. Bond Index Portfolio	0.88%	0.38%	0.15%	N/A	0.63%	0.78%	N/A
Term Expires May 1, 2020
Initial Term for Class P2 Expires May 1, 2018

/s/HE

HE

Effective Date: January 1, 2020 to lower expense limits for Voya Small Company Portfolio, in response to the November 2019 annual 15(c) contract renewal process.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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